UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2008

Commission File Number: 333-121034

JayHawk Energy, Inc.
(Exact name of registrant as specified in its charter)

Colorado	20-0990109
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
370 Interlocken Blvd. Suite 400 Broomfield, Colorado (Address of principal executive office)	80021 (Postal Code)
(303) 327-1571 (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

On February 18, 2008, the Jayhawk Energy, Inc. (“Registrant”) executed a Purchase and Sale Agreement (“Agreement”) with Galaxy Energy Inc., pursuant to which the Registrant will acquire certain oil, gas and mineral rights and interests and other related operating assets located in Crawford and Bourbon Counties, Kansas in exchange for $2,000,000. The Agreement provides for a closing date of March 31, 2008. This brief description of the Purchase and Sale Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the agreement attached to this report as Exhibit 10.6.

Item 3.02 - Unregistered Sales of Equity Securities.

On February 28, 2008, we issued 50,000 shares of our common stock to Titan West Energy Inc. for services provided to the Registrant. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 5 of that act and Regulation S promulgated pursuant to that act by the Securities and Exchange Commission.

Item 7.01- Regulation FD Disclosure.

On February 28, 2008, the Registrant issued a press release announcing the execution of Purchase and Sale Agreement with Galaxy Energy Inc. This press release is furnished as Exhibit 99.1 to this Form 8-K and incorporated by reference as if set forth in full. This information is not filed but is furnished to the Securities and Exchange Commission pursuant to Item 7.01 of Form 8-K.

Item 9.01- Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.6	Purchase and Sale Agreement dated February 18, 2008, by and among Jayhawk Energy, Inc., and Galaxy Energy Inc.
99.1	Press Release dated February 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 Jayhawk Energy, Inc.

Date:  March 4, 2008
 By: /s/ Lindsay E. Gorrill
                        Name:  Lindsay E. Gorrill
 Title:  President & CEO